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                                                                    EXHIBIT 21.1
                        SUBSIDIARIES OF RADIO ONE, INC.

     Radio One Licenses, Inc., a Delaware corporation, is a restricted subsidiary of Radio One, Inc. and does business under the following call letters:

    WKYS-FM   WVCG(AM)   WFUN-FM   WFXK-FM

    WMMJ-FM   WERQ-FM    WBOT-FM   WFXC-FM

    WOL(AM)   WWIN-FM    WENZ-FM   WNNL-FM

    KKBT-FM   WOLB(AM)   WERE(AM)  WHHH-FM

    WPHI-FM   WWIN(AM)   WZAK-FM   WTLC-FM

    WPLY-FM   KBFB-FM    WJMO(AM)  WYJZ-FM

    KMJQ-FM   KTXQ-FM    WKJS-FM   WDNI-LP

    KBXX-FM   WJLC-AM    WQOK-FM   WRHH-FM

    WCDX-FM   WGCV(AM)

     WYCB Acquisition Corporation, a Delaware corporation, and Broadcast Holdings, Inc., a District of Columbia corporation, are restricted subsidiaries of Radio One, Inc., and do business under the following call letters:

     WYCB(AM)

     Bell Broadcasting Company ("Bell"), a Michigan corporation, is a restricted subsidiary of Radio One, Inc. Radio One of Detroit, Inc. ("Radio One of Detroit"), a Delaware corporation, is a restricted subsidiary of Bell. Bell and Radio One of Detroit do business under the following call letters:

     WDTJ-FM
     WCHB(AM)

     Allur-Detroit, Inc. ("Allur-Detroit"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Allur Licenses, Inc. ("Allur Licenses"), a Delaware corporation, is a restricted subsidiary of Allur-Detroit. Allur-Detroit and Allur Licenses do business under the following call letters:

     WDMK-FM

     Radio One of Atlanta, Inc. ("ROA"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. ROA Licenses, Inc. ("ROA Licenses"), a Delaware corporation, is a restricted subsidiary of ROA. ROA and ROA Licenses do business under the following call letters:

     WHTA-FM
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     Dogwood Communications, Inc. ("DC"), a Delaware corporation, is a restricted subsidiary of ROA. Dogwood Licenses, Inc. ("DL"), a Delaware corporation, is a restricted subsidiary of DC. DC and DL do business under the following call letters:

     WJZZ-FM

     Radio One of Charlotte, LLC ("Radio One of Charlotte"), a Delaware limited liability company of which Radio One, Inc. is the sole member is a restricted subsidiary of Radio One, Inc.

     Radio One of Augusta, Inc. ("Radio One of Augusta"), a Delaware corporation, is a restricted subsidiary of Radio One of Charlotte. Radio One of Charlotte and Radio One of Augusta do business under the following call letters:

     WAEG-FM
     WAEJ-FM
     WAKB-FM
     WFXA-FM
     WTHB(AM)

     Davis Broadcasting of Charlotte, Inc. ("David Broadcasting"), a Delaware corporation, is a restricted subsidiary of Radio One of Charlotte. Radio One of North Carolina, Inc. ("Radio One of North Carolina"), a Delaware corporation, is a restricted subsidiary of Davis Broadcasting. Davis Broadcasting and Radio One of North Carolina do business under the following call letters:

     WCHH-FM

     Radio One of Boston, Inc. ("Radio One of Boston"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Radio One of Boston Licenses, Inc. ("Boston Licenses"), a Delaware corporation, is a restricted subsidiary of Radio One of Boston. Radio One of Boston and Boston Licenses do business under the following call letters:

     WILD(AM)

     Blue Chip Merger Subsidiary, Inc. ("BC Merger Sub"), a Delaware corporation, is a restricted subsidiary of Radio One, Inc. Blue Chip Broadcast Company ("BCBC"), an Ohio corporation, and Blue Chip Broadcasting Licenses II, Ltd. ("BC Licenses II"), a Nevada limited liability company, are restricted subsidiaries of BC Merger Sub. Blue Chip Broadcasting, Ltd. ("BCB Ltd."), an Ohio limited liability company, is a restricted subsidiary of BCBC. Blue Chip Broadcasting Licenses, Ltd. ("BC Licenses"), an Ohio limited liability company, is a restricted subsidiary of BCB Ltd. BC Merger Sub, BCBC, BC Licenses II, BCB Ltd., and BC Licenses do business under the following call letters:

      WIZF-FM    WMJM-FM    WLRS-FM    KTTB-FM

      WDJX-FM    WULV-FM    WGTZ-FM    WKSW-FM

      WING(AM)   WING-FM    WXMG-FM

      WJYD-FM    WCKX-FM    WGZB-FM